Exhibit 2.1

EXECUTION COPY

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1, dated as of September 11, 2006 (“Amendment No. 1”), to the AGREEMENT AND PLAN OF MERGER, dated as of July 23, 2006 (the “Merger Agreement”), by and among Lexington Corporate Properties Trust (the “Company”) and Newkirk Realty Trust, Inc. (“NRT”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

RECITALS

The Company and NRT wish to amend the Merger Agreement pursuant to the terms hereof.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

AMENDMENTS

1.1          Section 9.01. Section 9.01(j) of the Merger Agreement is hereby amended by replacing the date “January 31, 2007” with the date “March 31, 2007.”

1.2          Section 7.22. Section 7.22 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.22	Amended NRT OP Limited Partnership Agreement.

(a) Simultaneously with the Closing, the Company and NRT shall each execute and deliver the Amended NRT OP LP Agreement.

(b) The parties acknowledge that NRT has an obligation to file the registration statement referenced in Section 8.5.B. of the Amended NRT OP LP Agreement (the “NRT OP Registration Statement”). In order for the NRT OP Registration Statement to be timely filed (i.e. no later than November 21, 2006), the parties acknowledge that its preparation may need to commence prior to the Effective Time.

If the Effective Time of the Merger occurs on or before November 7, 2006, the Company shall prepare and file the NRT OP Registration Statement on or prior to November 21, 2006. If the Effective Time of the Merger has not occurred by October 25, 2006, NRT shall prepare and deliver to the Company on or before November 1, 2006 a draft of the NRT OP Registration Statement (together with all required exhibits) in form substantially ready to be filed with the SEC. If the

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EXECUTION COPY

Effective Time of the Merger occurs on or after November 7, 2006 but before November 21, 2006, the Company shall finalize the draft NRT OP Registration Statement and file same on or prior to November 21, 2006, unless previously filed by NRT, which NRT may do in its sole and absolute discretion. If the Effective Time occurs after November 21, 2006, the Company shall have no obligation to file the NRT OP Registration Statement. The parties agree to cooperate and use their reasonable judgment in determining which party shall be responsible for the filing of the NRT OP Registration Statement during the period between November 7 and November 21, 2006, if the Effective Time has not occurred by November 7, 2006.”

1.3	Exhibit C. Exhibit C to the Merger Agreement is hereby amended as follows:

(a)          Section 8.5.A. of the Amended NRT OP LP Agreement is hereby amended by adding a new sentence at the end thereof as follows:

“For purpose of this Section 8.5.A. only, the term ”Majority-in-Interest of the Limited Partners” shall not include any Partnership Units held by LXP or LXP LP.”

(b)          Section 8.5.B. of the Amended NRT OP LP Agreement is hereby amended and restated in its entirety as follows:

“B.          In order to facilitate the sale of REIT Shares issued in exchange for Special Voting Partnership Units pursuant to the terms of Section 8.4 hereof, if not already filed prior to the date hereof, LXP agrees to cause a Registration Statement on Form S-3 to be filed with the SEC on or before November 21, 2006 registering for sale up to the number of REIT Shares issuable upon exchange of the Special Voting Partnership Units.”

(c)          Section 13.1.A. of the Amended NRT OP LP Agreement is hereby amended and restated in its entirety as follows:

“A.          an event of withdrawal of the General Partner, as defined in the Act, unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (and each remaining general partner of the Partnership is hereby authorized to carry on the business of the Partnership in such an event) or (ii) within ninety (90) days after such event, a Majority-in-Interest of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of LXP as the General Partner of the Partnership (and LXP agrees to become a general partner of the Partnership);”

ARTICLE 2

MISCELLANEOUS PROVISIONS

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2.1          Authorization.  Each of the Company and NRT is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Merger Agreement, as amended hereby.

2.2          Ratification and Confirmation of the Merger Agreement; No Other Changes. Except as modified by this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Merger Agreement, other than as contemplated herein.

2.3	Effectiveness. This Amendment shall be effective as of the date hereof.

2.4          Amendment and Modification. This Amendment No. 1 may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

2.5          Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

2.6          Facsimile Signature. This Amendment No. 1 may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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                              IN WITNESS WHEREOF, the Company and NRT have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEXINGTON CORPORATE PROPERTIES TRUST

By:	/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

NEWKIRK REALTY TRUST, INC.

By:	/s/ Michael L. Ashner

Name: Michael L. Ashner

Title:	Chief Executive Officer